EXECUTION COPY

KEYCORP STUDENT LOAN TRUST 2000-B

$150,000,000

FLOATING RATE CLASS A-1 ASSET BACKED NOTES

$485,000,000

FLOATING RATE CLASS A-2 ASSET BACKED NOTES

KEY BANK USA, NATIONAL ASSOCIATION
(SELLER)

NOTE UNDERWRITING AGREEMENT

September 8, 2000

Deutsche Bank Securities Inc.
As Representative of the
several Underwriters
31 West 52nd Street
New York, N.Y. 10019

Dear Sirs:

            1.      Introductory. Key Bank USA, National Association, a national banking association ("KBUSA"), proposes to cause KeyCorp Student Loan Trust 2000-B (the "Trust") to issue and sell $150,000,000 principal amount of its Floating Rate Class A-1 Asset Backed Notes (the "Class A-1 Notes"), and $485,000,000, principal amount of its Floating Rate Class A-2 (the "Class A-2 Notes" and together with the Class A-1 Notes, the "Notes") to the underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representative") are acting as representative. The Trust was formed pursuant to the Trust Agreement, dated as of August 3, 2000, as amended and restated by the Amended and Restated Trust Agreement, dated as of September 1, 2000 (as further amended and supplemented from time to time, collectively, the "Trust Agreement") between KBUSA, as depositor and Bank One, National Association, as Eligible Lender Trustee (the "Eligible Lender Trustee"). The assets of the Trust include, among other things, a pool of graduate and undergraduate student loans (collectively, the "Initial Financed Student Loans"), certain monies due thereunder on and after September 1, 2000, with respect to certain of the Initial Financed Student Loans, (the "Cutoff Date"), an interest rate swap agreement, in the form of a 1992 ISDA Master Agreement, and schedule thereto and related confirmation related thereto (the "Interest Rate Swap"), each dated as of September 15, 2000, between the Trust and KBUSA, as the swap counterparty (in such capacity, the "Swap Counterparty") and a note guaranty insurance policy issued by MBIA Insurance Corporation (the "Securities Insurer") to Bankers Trust Company, a New York banking corporation (the "Indenture Trustee") for the benefit of the Noteholders (the "Securities Guaranty Insurance Policy"). Such Initial Financed Student Loans were sold to the Eligible Lender Trustee on behalf of the Trust by the Seller pursuant to the Sale and Servicing Agreement, dated as of September 1, 2000 (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among, the Trust, the Eligible Lender Trustee, KBUSA, as master servicer (in such capacity, the "Master Servicer"), KBUSA, as seller (in such capacity, the "Seller"), and KBUSA, as administrator (in such capacity, the "Administrator"). The Master Servicer has also entered into two certain sub-servicing agreements to have the Financed Student Loans sub-serviced with each of Pennsylvania Higher Education Assistance Agency, an agency of the Commonwealth of Pennsylvania ("PHEAA" and, in its capacity as a sub-servicer, a "Sub-Servicer") and Great Lakes Educational Loan Services, Inc., a Wisconsin corporation ("Great Lakes" or a "Sub-Servicer"). The Notes will be issued pursuant to the Indenture to be dated as of September 1, 2000 (as amended and supplemented from time to time, the "Indenture"), between the Indenture Trustee and the Trust. The Securities Guaranty Insurance Policy will be issued pursuant to an Insurance Agreement (the "Insurance Agreement") dated as of September 15, 2000 by and among the Securities Insurer, KBUSA, (in its capacities as the Seller, the Master Servicer, the Administrator, and the Depositor), the Trust, the Indenture Trustee and the Eligible Lender Trustee. After the Closing Date (as defined below), the Eligible Lender Trustee, acting on behalf of the Trust, will acquire certain additional student loans, identified in the Sale and Servicing Agreement on or prior to December 31, 2000 (the "Subsequent Pool Student Loans") and on or prior to the end of the Funding Period (the "Other Subsequent Student Loans"; and together with the Subsequent Pool Student Loans and Initial Financed Student Loans, the "Financed Student Loans") using amounts in certain accounts owned by the Trust which have been set aside for such purpose. In addition, the Administrator will perform certain administrative duties on behalf of the Trust pursuant to the Administration Agreement, dated as of September 1, 2000 (as amended and supplemented from time to time, the "Administration Agreement"), among the Indenture Trustee, the Trust and the Administrator. The Trust will also be a party to that certain cap agreement (the "Cap Agreement") between the Trust and KBUSA, as cap provider (in such capacity, the "Cap Provider"), whereunder the Noteholders will be entitled, subject to the limitations of the Cap Agreement, to receive payments from the Cap Provider in the amount of any of any Noteholders' Interest Index Carryover for such Class of Notes and the Cap Provider will receive reimbursement for such payments on subsequent Distribution Dates, but only to the extent funds are available therefor on a subordinated basis. Pursuant to the Interest Rate Swap, on each Distribution Date the Trust will be entitled to receive certain payments from the Swap Counterparty, and/or the Trust will be required to make certain payments to the Swap Counterparty, in each case on a net basis. The Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Insurance Agreement, the Administration Agreement, the Interest Rate Swap and the Cap Agreement are referred to herein as the "Basic Documents."

            Simultaneously with the issuance and sale of the Notes as contemplated herein, and pursuant to the Trust Agreement, the Trust will issue its Trust Certificate (the "Certificate") representing a fractional undivided residual ownership interest in the Trust to the Seller.

            Capitalized terms used and not otherwise defined herein shall have the meanings given them in Appendix A attached hereto.

            2.      Representations and Warranties of the Seller.  (a) The Seller represents and warrants to and agrees with the several Underwriters that:

(i) A registration statement on Form S-3 (Registration No. 333-80109) has been filed with the Securities and Exchange Commission (the "Commission"), including a related preliminary base prospectus and a preliminary prospectus supplement, for the registration under the Act of the offering and sale of the Notes. The Seller may have filed one or more amendments thereto, each of which amendments has previously been furnished to the Representative. The Seller will next file with the Commission (i) after effectiveness of such registration statement, a final base prospectus and a final prospectus supplement relating to the Notes in accordance with Rules 430A and 424(b)(1) or (4) under the Securities Act of 1933, as amended (the "Act"), or (ii) a final base prospectus and a final prospectus supplement relating to the Notes in accordance with Rules 415 and 424(b)(2) or (5).

            The Seller has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Notes and the offering thereof. As filed such final prospectus supplement shall include all Rule 430A Information, together with all other such required information, with respect to the Notes and the offering thereof and, except to the extent that the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representative prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary base prospectus and preliminary prospectus supplement, if any, that have previously been furnished to the Representative) as the Seller has advised the Representative, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

            For purposes of this Note Underwriting Agreement (this "Agreement"), "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. Such registration statement, as amended at the Effective Time, including all information deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, and including the exhibits thereto and any material incorporated by reference therein, is hereinafter referred to as the "Registration Statement." "Base Prospectus" shall mean any prospectus referred to above contained in the Registration Statement at the Effective Date, including any Preliminary Prospectus Supplement. "Preliminary Prospectus Supplement" shall mean the preliminary prospectus supplement to the Base Prospectus which describes the Notes and the offering thereof and is used prior to filing of the Prospectus. "Prospectus" shall mean the prospectus supplement relating to the Notes that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus or, if no filing pursuant to Rule 424(b) is required, shall mean the prospectus supplement relating to the Notes, including the Base Prospectus, included in the Registration Statement at the Effective Date. "Rule 430A Information" means information with respect to the Notes and the offering of the Notes permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 415," "Rule 424," "Rule 430A" and "Regulation S-K" refer to such rules or regulations under the Act. Any reference herein to the Registration Statement, a Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, if any, pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, such Preliminary Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Base Prospectus, to any Preliminary Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(ii) As of the Closing Date (as defined below), KBUSA's representations and warranties in the Basic Documents to which it is a party and in the Guarantee Agreement to which TERI is a party will be true and correct in all material respects.

(iii) This Agreement has been duly authorized, executed and delivered by the Seller. The execution, delivery and performance of this Agreement and the issuance and sale of the Notes and compliance with the terms and provisions hereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the properties of the Seller is subject which could reasonably be expected to have a material adverse effect on the transactions contemplated herein. The Seller has full corporate power and authority to cause the Trust to authorize, issue and sell the Notes, all as contemplated by this Agreement.

(iv) Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Seller or any of its subsidiaries any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(v) All legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

(vi) The Seller's assignment and delivery of (i) the Initial Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust as of the Closing Date and (ii) the Subsequent Pool Student Loans on the related Transfer Date, will vest in the Eligible Lender Trustee on behalf of the Trust all the Seller's right, title and interest therein, or will result in a first priority perfected security interest therein, in either case subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

(vii) The Trust's assignment of (i) the Initial Financed Student Loans to the Indenture Trustee as of the Closing Date and (ii) the Subsequent Pool Student Loans on the related Transfer Date, pursuant to the Indenture, will vest in the Indenture Trustee, for the benefit of the holders of the Notes, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

(viii) The Seller is not, and after giving effect to the offering and sale of the Notes, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”), and the exemption provided under Section 3(c)(5) of the Investment Company Act is applicable to the Seller with respect to the offering and sale of the Notes;

            (b)      The Seller hereby agrees with the Underwriters that, for all purposes of this Agreement, the only information furnished to the Seller by the Underwriters through the Representative specifically for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, are the statements relating to stabilization on the inside cover page of, and the statements under the caption "Underwriting" in, the preliminary prospectus and the Prospectus (the "Underwriter Information").

            3.      Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to cause the Trust to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Trust, at a purchase price of 99.785% of the principal amount of the Class A-1 Notes and at a purchase price of 99.675% of the principal amount of the Class A-2 Notes the respective principal amounts of each class of Notes set forth opposite the names of the Underwriters in Schedule I hereto. In addition, the Seller agrees to cause the Underwriters to be paid an aggregate structuring fee in connection with the structuring of the Notes of $635,000.

            The Seller will deliver the Notes to the Representative for the respective accounts of the Underwriters, against payment of the purchase price to or upon the order of the Seller by wire transfer or check in Federal (same day) Funds, at the office of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, on September 15, 2000, or at such other time not later than seven full business days thereafter as the Representative and the Seller determine, such time being herein referred to as the "Closing Date." The Notes to be so delivered will be initially represented by one or more Notes of each class registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under the limited circumstances specified in the Indenture.

            4.      Offering by the Underwriters. It is understood that, provided that the Registration Statement remains effective, the several Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

            5.      Covenants of the Seller. The Seller covenants and agrees with the several Underwriters that:

            (a)      Prior to the termination of the offering of the Notes, the Seller will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Seller has furnished the Representative a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Seller will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing.

            (b)      The Seller will advise the Representative promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the consent of the Representative prior to the Closing Date, and thereafter will not effect any such amendment or supplementation to which the Representative reasonably objects; the Seller will also advise the Representative promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Seller will also advise the Representative promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution of this Agreement) and of any amendment or supplement to the Registration Statement or the Prospectus and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose and the Seller will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

            (c)      If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Exchange Act, the Seller promptly will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance. Neither the consent of the Representative to, nor the delivery of the several Underwriters of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

            (d)       As soon as practicable, but not later than the Availability Date (as defined below), the Seller will cause the Trust to make generally available to the holders of the Notes an earnings statement of the Trust covering a period of at least twelve months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the applicable Rules and Regulations thereunder. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Trust's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

             (e)      The Seller will furnish to the Representative copies of the Registration Statement (two of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably requests.

            (f)      The Seller will arrange for the qualification of the Notes for sale under the laws of the State of California and will continue such qualification in effect so long as required for the distribution.

            (g)      For a period from the date of this Agreement until the retirement of the Notes, or until such time as the several Underwriters shall cease to maintain a secondary market in the Notes, whichever occurs first, the Seller will deliver to the Representative the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Indenture Trustee or the Eligible Lender Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee or the Eligible Lender Trustee.

            (h)      So long as any of the Notes is outstanding, the Seller will furnish to the Representative (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to the holders of the Notes or filed with the Commission on behalf of the Trust pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Seller as the Representative may reasonably request only insofar as such information reasonably relates to the Registration Statement or the transactions contemplated by the Basic Documents.

             (i)      On or before the Closing Date, the Seller shall mark its accounting and other records, if any, relating to the Initial Financed Student Loans and shall instruct the Master Servicer (which shall cause each Sub-Servicer) to mark the computer records of the Master Servicer (or such Sub-Servicer) relating to the Financed Student Loans to show the absolute ownership by the Eligible Lender Trustee on behalf of the Trust of the Financed Student Loans, and from and after the Closing Date the Seller shall not and shall require that the Master Servicer (which shall ensure that any Sub-Servicer) shall not take any action inconsistent with the ownership by the Eligible Lender Trustee on behalf of the Trust of such Initial Financed Student Loans, other than as permitted by the Sale and Servicing Agreement.

             (j)      To the extent, if any, that the rating provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional at the time of issuance of the Notes upon the furnishing of documents or the taking of any other actions by the Seller agreed upon on or prior to the Closing Date, the Seller shall furnish such documents and take any such other actions. A copy of any such document shall be provided to the Representative at the time it is delivered to the rating agencies.

             (k)      For the period beginning on the date of this Agreement and ending 90 days after the Closing Date, neither the Seller nor any trust originated, directly or indirectly, by the Seller will, without the prior written consent of the Representative, offer to sell or sell notes (other than the Notes) collateralized by, or certificates evidencing an ownership interest in, student loans; provided, however, that this shall not be construed to prevent the sale of student loans by the Seller.

             (l)      The Seller will apply the net proceeds of the offering and the sale of the Notes that it receives in the manner set forth in the Prospectus under the caption "Use of Proceeds."

             (m)      The Seller will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the documents (including the Registration Statement and Prospectus) (ii) the preparation, issuance and delivery of the Notes to the Representative, (iii) the fees and disbursements of the Seller's counsel and accountants, (iv) the qualification of the Notes under securities laws in accordance with the provisions of Section 5(f), including filing fees and the fees and disbursements of counsel for the Representative in connection therewith and in connection with the preparation of any blue sky or legal investment survey, if any is requested, (v) the printing and delivery to the Representative of copies of the Registration Statement as originally filed and of each amendment thereto, (vi) the printing and delivery to the Representative of copies of any blue sky or legal investment survey prepared in connection with the Notes, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (ix) the fees charged by the Securities Insurer (including attorneys fees and disbursements), (x) the fees charged by the Swap Counterparty and Cap Provider (including attorneys fees and disbursements) and (xi) the fees and expenses of Thompson Hine & Flory LLP in its role as counsel to the Trust incurred as a result of providing the opinions required by Section 6(h) hereof.

             6.      Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Seller herein, to the accuracy of the written statements of officers of the Seller made pursuant to the provisions of this Section, to the performance by the Seller of its obligations hereunder and to the following additional conditions precedent:

             (a)      If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 6:00 p.m., New York City time, on the date of this Agreement or such later time or date as shall have been consented to by the Representative.

             (b)     If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus and any supplements thereto shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or the Representative, shall be contemplated by the Commission.

             (c)      The Representative shall have received a letter, dated on or prior to the Closing Date of Ernst & Young LLP on behalf of the Seller confirming that such accountants are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder, and substantially in the form of the drafts to which the Representative has previously agreed and otherwise in form and substance reasonably satisfactory to the Representative and its counsel.

            (d)       Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, KBUSA, KeyCorp or the Securities Insurer which, in the judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (ii) any downgrading in the rating of any debt securities of KBUSA, KeyCorp or the Securities Insurer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of KBUSA, KeyCorp or the Securities Insurer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iv) any suspension of trading of any securities of KBUSA or KeyCorp on any exchange or in the over-the-counter market; (v) any banking moratorium declared by Federal or New York authorities; or (vi) any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (vi) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

             (e)      The Representative shall have received an opinion of Forrest F. Stanley, Esq., General Counsel of KBUSA, as counsel for KBUSA, as the Seller, the Master Servicer, the Cap Provider and the Administrator, dated the Closing Date, in the form attached hereto as Exhibit A, or as is otherwise satisfactory in form and substance to the Representative and its counsel.

             (f)      The Representative shall have received an opinion of Thompson Hine & Flory LLP, counsel to the Seller, dated the Closing Date, in the form attached hereto as Exhibit B, or as is otherwise satisfactory in form and substance to the Representative and its counsel.

             (g)      The Representative shall have received an opinion of Kirkpatrick & Lockhart LLP, counsel to the Seller, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that the statements in the Prospectus under the headings "Summary of Terms--Income Tax Consequences" and "Pennsylvania Income Tax Consequences--Pennsylvania Income and Franchise Tax Consequences with Respect to the Notes" accurately describe the material Pennsylvania tax consequences to holders of the Notes.

             (h)      The Representative shall have received an opinion addressed to the several Underwriters of Thompson Hine & Flory LLP, in its capacity as Federal tax and ERISA counsel for the Trust, to the effect that the statements in the Prospectus under the headings "Summary of Terms--Tax Consequences" and "Federal Tax Consequences for Trusts in which all Certificates are Retained by the Seller" accurately describe the material Federal income tax consequences to holders of the Notes, and the statements in the Prospectus under the headings "Summary of Terms--ERISA Considerations" and "ERISA Considerations" to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Notes under ERISA. Thompson Hine & Flory LLP, in its capacity as special counsel to the Trust, shall have delivered an opinion with respect to the characterization of the transfer of the Initial Financed Student Loans.

             (i)      The Representative shall have received an opinion addressed to the several Underwriters of Stroock & Stroock & Lavan LLP, in its capacity as special counsel to the several Underwriters, dated the Closing Date, with respect to the validity of the Notes and such other related matters as the Representative shall reasonably require and the Seller shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

             (j)      The Representative shall have received an opinion of Dean Blakey & Moskowitz, special student loan counsel to the Representative and, in the case of clause (iii) below, special student loan counsel to the Eligible Lender Trustee, dated the Closing Date, satisfactory in form and substance to the Representative, to the effect that:

(i) the agreements implementing the Program, (including the Coordination Agreements) and the Relevant Documents (as defined in such opinion), and the transactions contemplated by the Relevant Documents, conform in all material respects to the applicable requirements of the Higher Education Act, and that, upon the due authorization, execution and delivery of the Relevant Documents and the consummation of such transactions, the Financed Federal Loans, legal title to which will be held by the Eligible Lender Trustee on behalf of the Trust, will qualify, subject to compliance with all applicable origination and servicing requirements, for all applicable federal assistance payments, including federal reinsurance and federal interest subsidies and special allowance payments;

(ii) such counsel has examined the Prospectus, and nothing has come to such counsel's attention that would lead such counsel to believe that, solely with respect to the Higher Education Act and the student loan business, the Prospectus or any amendment or supplement thereto as of the respective dates thereof or on the Closing Date contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading; and

(iii) the Eligible Lender Trustee is an "eligible lender" as such term is defined in Section 435(d) of the Higher Education Act for purposes of holding legal title to the Financed Federal Loans.

            (k)       The Representative shall have received an opinion of counsel to PHEAA, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

(i) PHEAA has been duly organized and is validly existing as an agency of the Commonwealth of Pennsylvania in good standing under the laws thereof with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the PHEAA Sub-Servicing Agreement and the Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to PHEAA's obligations under such Guarantee Agreement) to which it is a party, and had at all relevant times, and now has, the power, authority and legal right to service the Financed Student Loans it is servicing, to guarantee the Financed Federal Loans covered by such Guarantee Agreement and to receive, subject to compliance with all applicable conditions, restrictions and limitations of the Higher Education Act, reinsurance payments from the Department with respect to claims paid by it on such Financed Federal Loans.

(ii) PHEAA is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Financed Student Loan or PHEAA's obligation under its Guarantee Agreement unenforceable by or on behalf of the Trust.

(iii) Each of the PHEAA Sub-Servicing Agreement and the Guarantee Agreement to which it is a party (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to PHEAA's obligations under such Guarantee Agreement) to which PHEAA is a party has been duly authorized, executed and delivered by PHEAA and is the legal, valid and binding obligation of PHEAA enforceable against PHEAA in accordance with its terms, notwithstanding the existence of any doctrine of sovereign immunity except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iv) Neither the execution and delivery by PHEAA of the PHEAA Sub-Servicing Agreement or the Guarantee Agreement to which it is a party, nor the consummation by PHEAA of the transactions contemplated therein nor the fulfillment of the terms thereof by PHEAA will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the certificate of incorporation or by-laws of PHEAA or of any indenture or other agreement or instrument to which PHEAA is a party or by which PHEAA is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to PHEAA of any court, regulatory body, administrative agency or governmental body having jurisdiction over PHEAA.

(v) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened against PHEAA before or by any governmental authority that might materially and adversely affect the performance by PHEAA of its obligations under, or the validity or enforceability of, the PHEAA Sub-Servicing Agreement or the Guarantee Agreement (or the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to PHEAA's obligations under such Guarantee Agreement) to which it is a party.

(vi) Nothing has come to such counsel's attention that would lead such counsel to believe that the representations and warranties of PHEAA contained in the PHEAA Sub-Servicing Agreement are other than as stated therein.

             (l)      The Representative shall have received an opinion of counsel to Great Lakes, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

(i) Great Lakes has been duly organized and is validly existing as a Wisconsin corporation in good standing under the laws thereof with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Great Lakes Sub-Servicing Agreement, and had at all relevant times, and now has, the power, authority and legal right to service the Financed Student Loans it is servicing.

(ii) The Great Lakes Sub-Servicing Agreement has been duly authorized, executed and delivered by Great Lakes and is the legal, valid and binding obligation of Great Lakes enforceable against Great Lakes in accordance with its terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii) Neither the execution and delivery by Great Lakes of the Great Lakes Sub-Servicing Agreement, nor the consummation by Great Lakes of the transactions contemplated therein nor the fulfillment of the terms thereof by Great Lakes will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the certificate of incorporation or by-laws of Great Lakes or of any indenture or other agreement or instrument to which Great Lakes is a party or by which Great Lakes is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to Great Lakes of any court, regulatory body, administrative agency or governmental body having jurisdiction over Great Lakes.

(iv) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened against Great Lakes before or by any governmental authority that might materially and adversely affect the performance by Great Lakes of its obligations under, or the validity or enforceability of, the Great Lakes Sub-Servicing Agreement.

(v) Nothing has come to such counsel's attention that would lead such counsel to believe that the representations and warranties of Great Lakes contained in the Great Lakes Sub-Servicing Agreement are other than as stated therein.

             (m)      The Representative shall have received an opinion of counsel to the Massachusetts Higher Education Assistance Corporation, now doing business as American Student Assistance, a Massachusetts non-profit corporation ("ASA"), dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

(i) ASA has been duly incorporated and is validly existing as a non-profit corporation in good standing under the laws of the Commonwealth of Massachusetts with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to ASA's obligations under such Guarantee Agreement) to which it is a party, and had at all relevant times, and now has, the power, authority and legal right to guarantee the Financed Federal Loans covered by such Guarantee Agreement and to receive, subject to compliance with all applicable conditions, restrictions and limitations of the Higher Education Act, reinsurance payments from the Department with respect to claims paid by it on such Financed Federal Loans.

(ii) ASA is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render ASA's obligation under its Guarantee Agreement to guarantee the Financed Federal Loans covered thereby unenforceable by or on behalf of the Trust.

(iii) The Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to ASA's obligations under such Guarantee Agreement) to which ASA is a party has been duly authorized, executed and delivered by ASA and is the legal, valid and binding obligation of ASA enforceable against ASA in accordance with its terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iv) Neither the execution and delivery by ASA of the Guarantee Agreement to which it is a party, nor the consummation by ASA of the transactions contemplated therein nor the fulfillment of the terms thereof by ASA will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the certificate of incorporation or by-laws of ASA or of any indenture or other agreement or instrument to which ASA is a party or by which ASA is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to ASA of any court, regulatory body, administrative agency or governmental body having jurisdiction over ASA.

(v) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened against ASA before or by any governmental authority that might materially and adversely affect the performance by ASA of its obligations under, or the validity or enforceability of, the Guarantee Agreement (or the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to ASA's obligations under such Guarantee Agreement) to which it is a party.

             (n)      The Representative shall have received an opinion of counsel to the Nebraska Student Loan Program ("NSLP"), dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

(i) NSLP has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nebraska with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to NSLP's obligations under such Guarantee Agreement) to which it is a party, and had at all relevant times, and now has, the power, authority and legal right to guarantee the Financed Federal Loans covered by such Guarantee Agreement and to receive, subject to compliance with all applicable conditions, restrictions and limitations of the Higher Education Act, reinsurance payments from the Department with respect to claims paid by it on such Financed Federal Loans.

(ii) NSLP is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render NSLP's obligation under its Guarantee Agreement to guarantee the Financed Federal Loans covered thereby unenforceable by or on behalf of the Trust.

(iii) The Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to NSLP's obligations under such Guarantee Agreement) to which NSLP is a party has been duly authorized, executed and delivered by NSLP and is the legal, valid and binding obligation of NSLP enforceable against NSLP in accordance with its terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iv) Neither the execution and delivery by NSLP of the Guarantee Agreement to which it is a party, nor the consummation by NSLP of the transactions contemplated therein nor the fulfillment of the terms thereof by NSLP will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the certificate of incorporation or by-laws of NSLP or of any indenture or other agreement or instrument to which NSLP is a party or by which NSLP is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to NSLP of any court, regulatory body, administrative agency or governmental body having jurisdiction over NSLP.

(v) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened against NSLP before or by any governmental authority that might materially and adversely affect the performance by NSLP of its obligations under, or the validity or enforceability of, the Guarantee Agreement (or the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to NSLP's obligations under such Guarantee Agreement) to which it is a party.

             (o)      The Representative shall have received an opinion of counsel from Ed Fund, an auxiliary organization that administers the Federal Family Education Loan Program on behalf of the California Student Aid Commission ("CSAC"), dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

(i) CSAC has been duly incorporated and is validly existing as a non-profit corporation in good standing under the laws of the State of California with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to CSAC's obligations under such Guarantee Agreement) to which it is a party, and had at all relevant times, and now has, the power, authority and legal right to guarantee the Financed Federal Loans covered by such Guarantee Agreement and to receive, subject to compliance with all applicable conditions, restrictions and limitations of the Higher Education Act, reinsurance payments from the Department with respect to claims paid by it on such Financed Federal Loans.

(ii) CSAC is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render CSAC's obligation under its Guarantee Agreement to guarantee the Financed Federal Loans covered thereby unenforceable by or on behalf of the Trust.

(iii) The Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to CSAC's obligations under such Guarantee Agreement) to which CSAC is a party has been duly authorized, executed and delivered by CSAC and is the legal, valid and binding obligation of CSAC enforceable against CSAC in accordance with its terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iv) Neither the execution and delivery by CSAC of the Guarantee Agreement to which it is a party, nor the consummation by CSAC of the transactions contemplated therein nor the fulfillment of the terms thereof by CSAC will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the certificate of incorporation or by-laws of CSAC or of any indenture or other agreement or instrument to which CSAC is a party or by which CSAC is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to CSAC of any court, regulatory body, administrative agency or governmental body having jurisdiction over CSAC.

(v) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened against CSAC before or by any governmental authority that might materially and adversely affect the performance by CSAC of its obligations under, or the validity or enforceability of, the Guarantee Agreement (or the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to CSAC's obligations under such Guarantee Agreement) to which it is a party.

             (p)      The Representative shall have received an opinion of counsel to the Connecticut Student Loan Foundation ("CSLF"), dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

(i) CSLF has been duly incorporated and is validly existing as a non-profit corporation in good standing under the laws of the State of [Connecticut] with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to CSLF's obligations under such Guarantee Agreement) to which it is a party, and had at all relevant times, and now has, the power, authority and legal right to guarantee the Financed Federal Loans covered by such Guarantee Agreement and to receive, subject to compliance with all applicable conditions, restrictions and limitations of the Higher Education Act, reinsurance payments from the Department with respect to claims paid by it on such Financed Federal Loans.

(ii) CSLF is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render CSLF's obligation under its Guarantee Agreement to guarantee the Financed Federal Loans covered thereby unenforceable by or on behalf of the Trust.

(iii) The Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to CSLF's obligations under such Guarantee Agreement) to which CSLF is a party has been duly authorized, executed and delivered by CSLF and is the legal, valid and binding obligation of CSLF enforceable against CSLF in accordance with its terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iv) Neither the execution and delivery by CSLF of the Guarantee Agreement to which it is a party, nor the consummation by CSLF of the transactions contemplated therein nor the fulfillment of the terms thereof by CSLF will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the certificate of incorporation or by-laws of CSLF or of any indenture or other agreement or instrument to which CSLF is a party or by which CSLF is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to CSLF of any court, regulatory body, administrative agency or governmental body having jurisdiction over CSLF.

(v) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened against CSLF before or by any governmental authority that might materially and adversely affect the performance by CSLF of its obligations under, or the validity or enforceability of, the Guarantee Agreement (or the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to CSLF's obligations under such Guarantee Agreement) to which it is a party.

             (q)      The Representative shall have received an officer's certificate from the New York State Higher Education Services Corporation ("HESC"), dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

(i) HESC has been duly incorporated and is validly existing as a non-profit corporation in good standing under the laws of the State of New York with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to HESC's obligations under such Guarantee Agreement) to which it is a party, and had at all relevant times, and now has, the power, authority and legal right to guarantee the Financed Federal Loans covered by such Guarantee Agreement and to receive, subject to compliance with all applicable conditions, restrictions and limitations of the Higher Education Act, reinsurance payments from the Department with respect to claims paid by it on such Financed Federal Loans.

(ii) HESC is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render HESC's obligation under its Guarantee Agreement to guarantee the Financed Federal Loans covered thereby unenforceable by or on behalf of the Trust.

(iii) The Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to HESC's obligations under such Guarantee Agreement) to which HESC is a party has been duly authorized, executed and delivered by HESC and is the legal, valid and binding obligation of HESC enforceable against HESC in accordance with its terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iv) Neither the execution and delivery by HESC of the Guarantee Agreement to which it is a party, nor the consummation by HESC of the transactions contemplated therein nor the fulfillment of the terms thereof by HESC will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the certificate of incorporation or by-laws of HESC or of any indenture or other agreement or instrument to which HESC is a party or by which HESC is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to HESC of any court, regulatory body, administrative agency or governmental body having jurisdiction over HESC.

(v) There are no actions, proceedings or investigations pending or, to the best of such officer's knowledge after due inquiry, threatened against HESC before or by any governmental authority that might materially and adversely affect the performance by HESC of its obligations under, or the validity or enforceability of, the Guarantee Agreement (or the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to HESC's obligations under such Guarantee Agreement) to which it is a party.

             (r)      The Representative shall have received an opinion of counsel to the United Student Aid Funds, Inc. ("USAF"), dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

(i) USAF has been duly incorporated and is validly existing as a non-profit corporation in good standing under the laws of the State of Indiana with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to USAF's obligations under such Guarantee Agreement) to which it is a party, and had at all relevant times, and now has, the power, authority and legal right to guarantee the Financed Federal Loans covered by such Guarantee Agreement and to receive, subject to compliance with all applicable conditions, restrictions and limitations of the Higher Education Act, reinsurance payments from the Department with respect to claims paid by it on such Financed Federal Loans.

(ii) USAF is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render USAF's obligation under its Guarantee Agreement to guarantee the Financed Federal Loans covered thereby unenforceable by or on behalf of the Trust.

(iii) The Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to USAF's obligations under such Guarantee Agreement) to which USAF is a party has been duly authorized, executed and delivered by USAF and is the legal, valid and binding obligation of USAF enforceable against USAF in accordance with its terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iv) Neither the execution and delivery by USAF of the Guarantee Agreement to which it is a party, nor the consummation by USAF of the transactions contemplated therein nor the fulfillment of the terms thereof by USAF will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the certificate of incorporation or by-laws of USAF or of any indenture or other agreement or instrument to which USAF is a party or by which USAF is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to USAF of any court, regulatory body, administrative agency or governmental body having jurisdiction over USAF.

(v) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened against USAF before or by any governmental authority that might materially and adversely affect the performance by USAF of its obligations under, or the validity or enforceability of, the Guarantee Agreement (or the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to USAF's obligations under such Guarantee Agreement) to which it is a party.

             (s)      The Representative shall have received an officer's certificate from the Michigan Higher Education Assistance Agency ("MHEAA"), dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

(i) MHEAA has been duly organized and is validly existing as a an agency of the State of Michigan and is in good standing under the laws thereof with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to MHEAA's obligations under such Guarantee Agreement) to which it is a party, and had at all relevant times, and now has, the power, authority and legal right to guarantee the Financed Federal Loans covered by such Guarantee Agreement and to receive, subject to compliance with all applicable conditions, restrictions and limitations of the Higher Education Act, reinsurance payments from the Department with respect to claims paid by it on such Financed Federal Loans.

(ii) MHEAA is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render MHEAA's obligation under its Guarantee Agreement to guarantee the Financed Federal Loans covered thereby unenforceable by or on behalf of the Trust.

(iii) The Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to MHEAA's obligations under such Guarantee Agreement) to which MHEAA is a party has been duly authorized, executed and delivered by MHEAA and is the legal, valid and binding obligation of MHEAA enforceable against MHEAA in accordance with its terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iv) Neither the execution and delivery by MHEAA of the Guarantee Agreement to which it is a party, nor the consummation by MHEAA of the transactions contemplated therein nor the fulfillment of the terms thereof by MHEAA will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the certificate of incorporation or by-laws of MHEAA or of any indenture or other agreement or instrument to which MHEAA is a party or by which MHEAA is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to MHEAA of any court, regulatory body, administrative agency or governmental body having jurisdiction over MHEAA.

(v) There are no actions, proceedings or investigations pending or, to the best of such officer's knowledge after due inquiry, threatened against MHEAA before or by any governmental authority that might materially and adversely affect the performance by MHEAA of its obligations under, or the validity or enforceability of, the Guarantee Agreement (or the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to MHEAA's obligations under such Guarantee Agreement) to which it is a party.

            (t)      The Representative shall have received an opinion of counsel to HEMAR Insurance Company of America, an indirect subsidiary of SLM Holding Corporation ("HICA"), dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

(i) HICA has been duly incorporated and is validly existing as a for profit insurance corporation in good standing under the laws of the State of South Dakota with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Surety Bonds and the Endorsement described in the Prospectus Supplement, dated September 8, 2000, and had at all relevant times, and now has, the power, authority and legal right to insure the Financed Private Loans covered by such Surety Bonds and the Endorsement thereto. The Financed Private Loans are subject to the terms and conditions of the Surety Bonds and the Endorsement under which they have been insured.

(ii) HICA is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render HICA's obligation under the Surety Bonds and the Endorsement thereto to insure the Financed Private Loans unenforceable by or on behalf of the Trust.

(iii) The Surety Bonds and the Endorsement thereto to which HICA is a party have been duly authorized, executed and delivered by HICA and are the legal, valid and binding obligations of HICA enforceable against HICA in accordance with their respective terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iv) Neither the execution and delivery by HICA of the Surety Bonds and the Endorsement thereto to which it is a party, nor the consummation by HICA of the transactions contemplated therein nor the fulfillment of the terms thereof by HICA will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the certificate of incorporation or by-laws of HICA or of any indenture or other agreement or instrument to which HICA is a party or by which HICA is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to HICA of any court, regulatory body, administrative agency or governmental body having jurisdiction over HICA.

(v) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened against HICA before or by any governmental authority that might materially and adversely affect the performance by HICA of its obligations under, or the validity or enforceability of, the Surety Bonds and the Endorsement thereto to which it is a party.

             (u)      The Representative shall have received an opinion of Kotin, Crabtree & Strong, counsel to The Education Resources Institute, Inc., a Massachusetts non-profit corporation ("TERI"), dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

(i) TERI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Guarantee Agreement to which it is a party, and had at all relevant times, and now has, the power, authority and legal right to guarantee the Financed Private Loans covered by such Guarantee Agreement.

(ii) TERI is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render TERI's obligation under its Guarantee Agreement to guarantee the Financed Private Loans unenforceable by or on behalf of the Trust.

(iii) The Guarantee Agreement to which TERI is a party has been duly authorized, executed and delivered by TERI and is the legal, valid and binding obligation of TERI enforceable against TERI in accordance with its terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iv) Neither the execution and delivery by TERI of the Guarantee Agreement to which it is a party, nor the consummation by TERI of the transactions contemplated therein nor the fulfillment of the terms thereof by TERI will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the certificate of incorporation or by-laws of TERI or of any indenture or other agreement or instrument to which TERI is a party or by which TERI is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to TERI of any court, regulatory body, administrative agency or governmental body having jurisdiction over TERI.

(v) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened against TERI before or by any governmental authority that might materially and adversely affect the performance by TERI of its obligations under, or the validity or enforceability of, the Guarantee Agreement to which it is a party.

             (v)      The Representative shall have received an opinion of Seward & Kissel, counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

(i) The Indenture Trustee is a banking corporation validly exiting under the laws of the State of New York and is duly authorized and empowered to exercise trust powers under applicable law.

(ii) The Indenture Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Indenture, the Sale and Servicing Agreement and the Administration Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it under the Indenture, the Sale and Servicing Agreement and the Administration Agreement.

(iii) Each of the Indenture, the Sale and Servicing Agreement and the Administration Agreement, has been duly executed and delivered by the Indenture Trustee and constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its respective terms, except that certain of such obligations may be enforceable solely against the Indenture Trust Estate and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws applicable to banking corporations affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iv) The Notes delivered on the date hereof have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

             (w)      The Representative shall have received an opinion of counsel to the Eligible Lender Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

(i) The Eligible Lender Trustee is a national banking association duly incorporated or organized and validly existing under the laws of the United States.

(ii) The Eligible Lender Trustee has the full corporate trust power to accept the office of eligible lender trustee under the Trust Agreement and to enter into and perform its obligations under the Trust Agreement, the Sale and Servicing Agreement and, on behalf of the Trust, under the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Interest Rate Swap, the Insurance Agreement, the Cap Agreement and the Guarantee Agreements.

(iii) The execution and delivery of the Trust Agreement and the Sale and Servicing Agreement and, on behalf of the Trust, of the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Interest Rate Swap, the Insurance Agreement, the Cap Agreement and the Guarantee Agreements, and the performance by the Eligible Lender Trustee of its obligations under the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Interest Rate Swap, the Insurance Agreement, the Cap Agreement and the Guarantee Agreements have been duly authorized by all necessary action of the Eligible Lender Trustee and each has been duly executed and delivered by the Eligible Lender Trustee.

(iv) The Trust Agreement, the Sale and Servicing Agreement and the Administration Agreement constitute valid and binding obligations of the Eligible Lender Trustee enforceable against the Eligible Lender Trustee in accordance with their terms.

(v) The execution and delivery by the Eligible Lender Trustee of the Trust Agreement and the Sale and Servicing Agreement and, on behalf of the Trust, of the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Interest Rate Swap, the Insurance Agreement, the Cap Agreement and the Guarantee Agreements do not require any consent, approval or authorization of, or any registration or filing with, any applicable governmental authority.

(vi) The Certificate has been duly executed and delivered by the Eligible Lender Trustee, as eligible lender trustee and authenticating agent. Each of the Notes has been duly executed and delivered by the Eligible Lender Trustee, on behalf of the Trust.

(vii) Neither the consummation by the Eligible Lender Trustee of the transactions contemplated in the Sale and Servicing Agreement, the Indenture, the Trust Agreement or the Administration Agreement nor the fulfillment of the terms thereof by the Eligible Lender Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, by-laws or other organizational documents of the Eligible Lender Trustee or the terms of any indenture or other agreement or instrument known to such counsel and to which the Eligible Lender Trustee or any of its subsidiaries is a party or is bound or any judgment, order or decree known to such counsel to be applicable to the Eligible Lender Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Eligible Lender Trustee or any of its subsidiaries.

(viii) There are no actions, suits or proceedings pending or, to the best of such counsel’s knowledge after due inquiry, threatened against the Eligible Lender Trustee (as eligible lender trustee under the Trust Agreement or in its individual capacity) before or by any governmental authority that might materially and adversely affect the performance by the Eligible Lender Trustee of its obligations under, or the validity or enforceability of, the Trust Agreement or the Sale and Servicing Agreement.

(ix) The execution, delivery and performance by the Eligible Lender Trustee of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Administration Agreement, the Interest Rate Swap, the Insurance Agreement, the Cap Agreement or any Guarantee Agreement will not subject any of the property or assets of the Trust or any portion thereof, to any lien created by or arising under the Eligible Lender Trustee that are unrelated to the transactions contemplated in such agreements.

             (x)      The Representative shall have received an opinion of Pepper Hamilton LLP, Delaware counsel to the Trust, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel.

             (y)      The Representative shall have received an opinion of Pepper Hamilton LLP, counsel to Bank One Delaware Inc. in its capacity as Delaware Trustee under the Trust Agreement, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel.

             (z)      The Representative shall have received certificates dated the Closing Date of any two of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of KBUSA in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of KBUSA, contained in each Basic Document to which it is a party, are true and correct in all material respects, that KBUSA has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements, in whatever capacity it is a party to such agreements, at or prior to the Closing Date, and that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and (ii) since June 30, 2000, except as may be disclosed in the Prospectus or in such certificate, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Trust or KBUSA, as applicable, has occurred.

             (aa)      The Representative shall have received an opinion of Kutak Rock LLP, counsel for the Securities Insurer, dated the Closing Date, satisfactory in form and substance to the Representative and its counsel to the effect that:

(i) The Securities Insurer is a stock insurance corporation, duly incorporated and validly existing under the laws of the State of New York. The Securities Insurer is validly licensed and authorized to issue the Securities Guaranty Insurance Policy and perform its obligations under the Securities Guaranty Insurance Policy in accordance with the terms thereof, under the laws of the State of New York.

(ii) The execution and delivery by the Securities Insurer of the Securities Guaranty Insurance Policy is within the corporate power of the Securities Insurer, and each has been authorized by all necessary corporate action on the part of the Securities Insurer; the Securities Guaranty Insurance Policy has been duly executed is legal, valid and binding obligations of the Securities Insurer enforceable in accordance with its terms, except that the enforcement of the Securities Guaranty Insurance Policy may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

(iii) The Securities Insurer is authorized to deliver the Insurance Agreement and the Indemnification Agreement, assuming due execution by the other parties thereto, and such agreements have been duly executed and are the valid and binding obligations of the Securities Insurer enforceable in accordance with its terms, except that the enforcement of such agreement may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law) and, in the case of the Indemnification Agreement, subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein insofar as such provisions relate to indemnification for liabilities arising under the securities law.

(iv) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required on the part of the Securities Insurer the lack of which would adversely affect the validity or enforceability of the Securities Guaranty Insurance Policy, to the extent failure to comply with applicable legal requirements would adversely affect validity or enforceability of the Securities Guaranty Insurance Policy; the form of the Securities Guaranty Insurance Policy has been filed with, and approved by, all governmental authorities having jurisdiction over the Securities Insurer in connection with such Securities Guaranty Insurance Policy.

(v) To the extent the Securities Guaranty Insurance Policy constitutes a security within the meaning of Section 2(1) of the Act of 1933, it is a security that is exempt from the registration requirements of the Act.

(vi) The execution and delivery of the Insurance Agreement and the Securities Guaranty Insurance Policy, and the compliance with the terms and provisions thereof, will not conflict with, result in a breach of or constitute a default under any of the terms, provisions or conditions of the amended charter or bylaws of the Securities Insurer.

(vii) The information set forth under the caption "THE SECURITIES GUARANTY INSURANCE POLICY AND THE SECURITIES INSURER" in the Prospectus Supplement dated September 8, 2000, insofar as such information constitutes a description of the Securities Guaranty Insurance Policy, accurately summarizes the Securities Guaranty Insurance Policy.

          In rendering this opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Securities Insurer, the Seller, and public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Securities Insurer.

             (bb)      The Representative shall have received certificates dated the Closing Date of any two of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of each of the Sub-Servicers in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of such Sub-Servicer contained in the related Subservicing Agreement are true and correct in all material respects, and that such Sub-Servicer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, and (ii) since June 30, 2000 except as may be disclosed in the Prospectus or in such certificate, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of such Sub-Servicer.

             (cc)      The Representative shall have received evidence satisfactory to it that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the States of Ohio, Pennsylvania, Wisconsin, Delaware, and Illinois, as applicable, reflecting the transfer of the interest of the Seller in the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust and the proceeds thereof to the Trust and the grant of the security interest by the Trust in the Financed Student Loans the rights of the Trust under the Interest Rate Swap and the Cap Agreement and the proceeds thereof to the Indenture Trustee.

             (dd)      Each Class of Notes has been given at least the following ratings from Fitch, Inc. ("Fitch"), Moody's Investors Service, Inc. ("Moody's"), and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P" and each a "Rating Agency"), and no Rating Agency shall have placed any class of Notes under surveillance or review with possible negative implications:

Class of Notes	Fitch	Moody's	S&P

Class A-1 Class A-2	AAA AAA	Aaa Aaa	AAA AAA

             (ee)      The issuance of the Notes shall not have resulted in a reduction or withdrawal by any Rating Agency of the current rating of any outstanding securities issued or originated by the Seller or any of its affiliates.

             (ff)      TERI shall have furnished to the Representative a certificate of TERI, signed by the President or any Executive Vice President, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Prospectus (excluding any documents incorporated by reference therein) and this Agreement and that, to the best of his knowledge any information with respect to TERI in the Prospectus, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (gg)      PHEAA shall have furnished to the Representative a certificate of PHEAA, signed by the President or any Senior Vice President, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Prospectus (excluding any documents incorporated by reference therein) and this Agreement and that, to the best of his knowledge any information with respect to PHEAA in the Prospectus, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (hh)      ASA shall have furnished to the Representative a certificate of ASA, signed by the President or any Senior Vice President, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Prospectus (excluding any documents incorporated by reference therein) and this Agreement and that, to the best of his knowledge any information with respect to ASA in the Prospectus, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (ii)      Great Lakes shall have furnished to the Representative a certificate of Great Lakes, signed by the President or any Executive Vice President, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Prospectus (excluding any documents incorporated by reference therein) and this Agreement and that, to the best of his knowledge any information with respect to Great Lakes in the Prospectus, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (jj)      CSAC shall have furnished to the Representative a certificate of CSAC, signed by the President or any Senior Vice President, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Prospectus (excluding any documents incorporated by reference therein) and this Agreement and that, to the best of his knowledge any information with respect to CSAC in the Prospectus, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (kk)      HICA shall have furnished to the Representative a certificate of HICA, signed by the President or any Senior Vice President, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Prospectus (excluding any documents incorporated by reference therein) and this Agreement and that, to the best of his knowledge any information with respect to HICA in the Prospectus, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (ll)      The Representative shall have received a certificate signed by one or more duly authorized officers of the Securities Insurer, dated the Closing Date, to the effect that the information contained under the caption "The Securities Insurance Guaranty Policy and the Securities Insurer" in the Prospectus Supplement and the information incorporated by reference therein is true and accurate in all material respects, and such other matters as the Representative, shall request.

             (mm)      Each of the Basic Documents shall have been executed and delivered by the parties thereto. Each of the Sub-Servicers shall have executed and delivered the related Sub-Servicing Agreement. Each of the Guarantors shall have executed and delivered the related Guarantee Agreement.

             (nn)      The Securities Guaranty Insurance Policy shall have been issued and be validly existing as of the Closing Date.

             The Seller will provide or cause to be provided to the Representative copies of each opinion delivered to the Securities Insurer addressed to the Representative and such conformed copies of such of the foregoing opinions, certificates, letters and documents as the Representative reasonably requests.

             7.      Indemnification and Contribution. (a) The Seller will indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (x) the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) the Prospectus or any amendment or supplement thereto or any related Preliminary Prospectus Supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Seller will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Underwriter Information furnished to the Seller by any Underwriter through the Representative specifically for use therein.

             (b)      Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Seller against any losses, claims, damages or liabilities to which the Seller may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (x) the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) the Prospectus or any amendment or supplement thereto or any related Preliminary Prospectus Supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter Information relating to such Underwriter furnished to the Seller by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Seller in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

             (c)      Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except, and only to the extent, that the indemnifying party is materially prejudiced as a result of such failure to receive notice. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of the counsel appointed by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for fees and expenses for more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or related actions in the same jurisdiction arising out of the same general allegations or circumstances unless any such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to or in conflict with those available to the other indemnified parties and in the judgment of such counsel it is advisable for such indemnified party to employ separate counsel. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

             (d)      If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnifying party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Seller on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and offered and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except as may be provided in any agreement among the Underwriters relating to the offering of the Notes. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion their respective underwriting obligations and not joint.

             (e)      The obligations of the Seller under this Section shall be in addition to any liability which the Seller may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller, to each officer of the Seller who has signed the Registration Statement and to each person, if any, who controls the Seller within the meaning of the Act.

             8.      Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Seller or its officers and of the several Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Seller or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by the Seller pursuant to Section 5 and the respective obligations of the Seller and the Underwriters pursuant to Section 7 shall remain in effect. If for any reason the purchase of the Notes by the Underwriters is not consummated (other than pursuant to Section 9), the Seller will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

             9.      Failure to Purchase the Notes. If any Underwriter or Underwriters default in their obligations to purchase its portion of the Notes hereunder and the aggregate principal amount of the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Notes, the Representative may make arrangements satisfactory to the Seller for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Notes with respect to such default or defaults exceeds 10% of the total principal amount of the Notes and arrangements satisfactory to the Representative and the Seller for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Seller, except as provided in Section 7. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

             10.      Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at 31 West 52nd Street, New York, NY 10019, Attention: Erik Falk; if sent to the Seller, will be mailed, delivered or telegraphed and confirmed to it at Key Bank USA, National Association, 800 Superior Avenue, Cleveland, OH 44144, Attention: Senior Vice President, Education Lending; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter. Any such notice will take effect at the time of receipt.

             11.      Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligations hereunder.

             12.      Representation of Underwriters. The Representative shall act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

             13.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

             14.      Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; IN ADDITION EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHTS IT MIGHT HAVE TO TRIAL BY JURY.

             If the foregoing is in accordance with the understanding of the Representative of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Seller and the several Underwriters in accordance with its terms.

Very truly yours, KEY BANK USA, NATIONAL ASSOCIATION By:/s/ Craig T. Platt Name: Craig T. Platt Title: Senior Vice President

The foregoing Note Underwriting
Agreement is hereby confirmed
and accepted as of the date
first written above.

DEUTSCHE BANK SECURITIES INC.

By:/s/ Paul Vambutas
Name: Paul Vambutas
Title:Vice President

By: /s/ Philip Weingard
Name: Philip Weingard
Title: Managing Director

Acting on behalf of itself and as Representative of
the several Underwriters.

SCHEDULE I

                                                  Class A-1     Class A-2
                                                  ---------     ---------

Deutsche Bank Securities Inc..................    $75,000,000   $242,500,000

McDonald Investments Inc., a wholly owned
subsidiary of KeyCorp.........................    $75,000,000   $242,500,000

Total.........................................    $150,000,000  $485,000,000

APPENDIX A

[See Appendix A to Sale and Servicing Agreement]

EXHIBIT A

Form of Opinion of Counsel
to Key Bank, USA,
National Association

September 15, 2000

Deutsche Banc Alex. Brown 31 West 52nd Street New York, New York 10019	Moody's Investors Service, Inc. 99 Church Street, 4th Floor New York, New York 10007

Bank One, National Association 1 Bank One Plaza, Suite IL1-0126 Chicago, Illinois 60670-0126	Fitch, Inc. One State Street Plaza New York, New York 10004

Bankers Trust Company Four Albany Street New York, New York 10006	Standard & Poor's Ratings Group 55 Water Street New York, New York 10041

MBIA Insurance Corporation 113 King Street Armonk, New York 10006	Standard & Poor's Ratings Group 55 Water Street New York, New York 10041

Re:  KeyCorp Student Loan Trust 2000-B

Gentlemen:

          I am the General Counsel of Key Bank USA, National Association (the “Bank”) and have acted as counsel to the Bank in connection with the issuance and sale by the KeyCorp Student Loan Trust 2000-B (the “Trust”) of Floating Rate Class A-1 Asset Backed Notes in the aggregate principal amount of $150,000,000, and Floating Rate Class A-2 Asset Backed Notes in the aggregate principal amount of $485,000,000, pursuant to the Note Underwriting Agreement dated September 8, 2000 between the Bank and Deutsche Bank Securities Inc. (the “Underwriting Agreement”). Except as otherwise indicated herein, capitalized terms are defined as set forth in the Underwriting Agreement. As used herein, “Principal Documents” shall mean, collectively, (a) the Sale and Servicing Agreement, the Great Lakes Sub-Servicing Agreement, the PHEAA Sub-Servicing Agreement, the Trust Agreement, the Cap Agreement, the Interest Rate Swap, the Insurance Agreement, the Indemnification Agreement and the Administration Agreement, and (b) the Guarantee Agreement to which the Bank, TERI, and the Eligible Lender Trustee are parties.

           Based upon and subject to the limitations and qualifications set forth below, I am of the opinion that:

          (1)      The Bank has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with corporate power and authority to own its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under the Underwriting Agreements and the Principal Documents, and had, at all relevant times, and now has the corporate power and authority, and legal right, to acquire, own, and sell the Initial Financed Student Loans.

           (2)      The Bank has duly authorized, executed, and delivered the written order to the Eligible Lender Trustee to authenticate the Certificate. When the Certificate has been duly executed, authenticated and delivered in accordance with the Trust Agreement, it will be validly issued and entitled to the benefits of the Trust Agreement, subject to the General the Qualification (as defined in Appendix A).

          (3)      The Bank has duly authorized, executed, and delivered the written order to the Eligible Lender Trustee to execute and deliver the Issuer Order to the Indenture Trustee. When the Notes have been duly executed, delivered, and authenticated in accordance with the Indenture and delivered and paid for pursuant to the Underwriting Agreement, the Notes will be validly issued and entitled to the benefits of the Indenture, subject to the General Qualifications.

          (4)      The Bank has duly authorized, executed, and delivered the Underwriting Agreement and the Principal Documents and such Principal Documents are legal, valid, and binding obligations of the Bank, enforceable against the Bank in accordance with their terms, subject to the General Qualifications.

          (5)      Neither the transfer of the Initial Financed Loans by the Bank to the Eligible Lender Trustee on behalf of the Trust, nor the assignment by the Bank of the Trust Estate to the Trust, nor the grant by the Trust of the security interest in the Collateral to the Indenture Trustee pursuant to the Indenture, nor the execution and delivery by the Bank of the Underwriting Agreement and the Principal Documents, nor the consummation of the transactions contemplated by the Underwriting Agreement or the Principal Documents nor the performance by the Bank of its obligations thereunder will (i) violate the Articles of Association and by-laws, as amended, of the Bank, (ii) breach, or result in a default under or acceleration of, any existing obligation of the Bank in any indenture, agreement, or instrument actually known to me, after a reasonable investigation, which breach or default would reasonably be expected to have a material adverse effect on the condition of the Bank, financial or otherwise, or adversely effect the transactions contemplated by the Principal Documents, (iii) violate or contravene the terms of any Court Order actually known to me, or (iv) violate or contravene the terms of applicable provisions of statutory law or regulation.

          (6)      There are no actions, proceedings or investigations pending against the Bank or, to my actual knowledge, threatened against the Bank before any court, administrative agency, or tribunal (i) asserting the invalidity of the Trust or any of the Underwriting Agreement or Principal Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by any of the Underwriting Agreement or the Principal Documents or the execution and delivery thereof, or (iii) that could reasonably be expected to materially and adversely affect the enforceability of the Underwriting Agreement or Principal Documents against the Bank or the ability of the Bank to perform its obligations thereunder.

          (7)       No consent, approval, authorization, or order of, or filing with, any court or governmental agency or body is required of the Bank for the consummation of the transactions contemplated in the Principal Documents, except such consents, approvals, authorizations, or orders as have been obtained or such filings as have been made.

          (8)      To my actual knowledge, there are no legal or governmental proceedings pending or threatened against the Bank that are required to be disclosed in the Registration Statement, other than those disclosed therein.

          (9)       To my actual knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases, or other instruments to which the Bank is a party that are required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

          For purposes of this opinion, I have assumed that (i) with respect to the opinions expressed in paragraphs 4 and 5, the Bank holds the requisite title and rights to the Financed Student Loans, (ii) the Underwriting Agreement and the Principal Documents have been duly executed and delivered by all parties thereto (other than the Bank) and are valid and binding upon and enforceable against such parties, subject to the General Qualifications, (iii) there has been no mutual mistake of fact or misunderstanding, fraud, duress, or undue influence, (iv) all statutes, judicial and administrative decisions, and rules and regulations constituting Federal law and the laws of the State of Ohio are generally available to lawyers practicing in the State of Ohio and are in a format that make legal research reasonably feasible, and (v) Court Orders and agreements to which the Bank is a party or by which it or its properties are bound would be enforced as written.

          The opinions expressed herein are limited to matters of Federal law and the laws of the State of Ohio, without giving effect to principles of conflicts of laws. This Opinion Letter addresses only the specific legal issues addressed herein and does not, by implication or otherwise, address any other legal issues, including without limitation: federal securities and tax laws; state securities, “blue-sky”, or tax laws; the characterization of the transfer of the Initial Financed Student Loans by the Bank to the Trust as a sale of such Initial Financed Student Loans or a transfer of a security interest therein, or the form, sufficiency or other legal requirements for such sale or transfer of a security interest (including the attachment and perfection thereof); laws, rules, and regulations of municipalities or other political subdivisions of the State of Ohio; and federal and state laws (such as ERISA and RICO) that in my reasonable judgment do not relate to the opinions expressed herein.

           This opinion is rendered solely to the addressees hereof, for their use in connection with the transactions contemplated by the Underwriting Agreements and Principal Documents and may not be relied upon for any other purpose or by any other person.

Very truly yours,

APPENDIX A

This Appendix A is attached to, and shall be deemed a part of the Opinion Letter of Forrest F. Stanley, General Counsel of Key Bank USA, National Association, to Deutsche Banc Alex. Brown, et al., dated September 15, 2000 (the "Opinion Letter").

A.	General Qualifications. As used in the Opinion Letter, the term "General Qualifications" shall mean and include, without limitation:

(1)	the effect of bankruptcy, insolvency, reorganization, receivership, moratorium, and similar laws affecting the rights and remedies of creditors generally, including, without limitation, (a) the Federal Bankruptcy Code; (b) all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement, and assignment for the benefit of creditors laws that affect the rights and remedies of creditors generally or that have reference to or affect generally only creditors of specific types of debtors, and state laws of like character affecting generally only creditors of financial institutions; (c) state fraudulent transfer and conveyance laws; (d) judicially developed doctrines relevant to any of the foregoing laws, such as substantive consolidation of entities;

(2)	the effect of general principles of equity, whether applied by a court of law or equity, including, without limitation, principles: (a) governing the availability of specific performance, injunctive relief, or other equitable remedies, including those principles which may place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made; (b) affording equitable defenses against a party seeking enforcement; (c) requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement; (d) requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract; (e) requiring consideration of the materiality of a breach and the consequences of the breach to the party seeking enforcement; (f) requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; (g) affording defenses based upon the unconscionability of the enforcing party’s conduct after the parties have entered into the contract; and

(3)	the effect of other generally applicable rules of law that: (a) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (b) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected; (c) limit the availability of a remedy under certain circumstances where another remedy has been elected; (d) limit the right of a creditor to use force or cause a breach of the peace in enforcing rights; (e) relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale; (f) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct; (g) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential party of the agreed exchange; (h) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs; (i) may, in the absence of a waiver or consent, discharge a guarantor to the extent that (a) action by a creditor impairs the value of collateral securing guaranteed debt to the detriment of the guarantor, or (b) guaranteed debt is materially modified; (j) may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless (a) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (b) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.

B.	Actual Knowledge. The phrases "actually known to me," my "actual knowledge" or similar phrases shall mean the conscious awareness of facts or other information by me or by any lawyer in the KeyCorp Law Group in Cleveland, Ohio.

C.	Court Orders. The term "Court Orders" shall mean judicial administrative orders, writs, judgments, and decrees that name the Bank, are specifically directed to the Bank or its property, and are issued by a court of competent jurisdiction.

EXHIBIT B

Form of Opinion of Thompson Hine & Flory LLP

September 15, 2000,/P>

Deutsche Bank Securities Inc.,
as Representative of the Underwriters
31 West 52nd Street
New York, New York 10019

      Re:       KeyCorp Student Loan Trust 2000-B

Ladies and Gentlemen:

          We have acted as counsel to Key Bank USA, National Association (the “Seller”), Key Bank USA, National Association, as master servicer (the “Master Servicer”), and KeyCorp Student Loan Trust 2000-B (the “Trust”) in connection with the negotiation, execution and delivery of the following:

1.	the Indenture, dated as of September 1, 2000, by and between the Trust and Bankers Trust Company, as Indenture Trustee (the "Indenture Trustee")(the "Indenture");

2.	the Amended and Restated Trust Agreement, dated as of September 1, 2000 by and among the Seller, Bank One, National Association, as Eligible Lender Trustee (the "Eligible Lender Trustee") and Bank One Delaware, Inc., as Delaware Co-Trustee (the "Delaware Co-Trustee") (the "Trust Agreement");

3.	the Sale and Servicing Agreement, dated as of September 1, 2000, by and among the Trust, the Seller, the Eligible Lender Trustee and Key Bank USA, National Association, as Administrator and Master Servicer (the "Sale and Servicing Agreement");

4.	the Subservicing Agreement, dated as of September 1, 2000, by and between the Master Servicer and Great Lakes Higher Education Loan Servicing Corporation ("Great Lakes")(the "Great Lakes Subservicing Agreement");

5.	the Subservicing Agreement, dated as of September 1, 2000, by and between the Master Servicer and Pennsylvania Higher Education Assistance Agency ("PHEAA")(the "PHEAA Subservicing Agreement");

6.	the Administration Agreement, dated as of September 1, 2000, by and among the Trust, Key Bank USA, National Association, as Administrator, and the Indenture Trustee (the "Administration Agreement");

7.	the Underwriting Agreement, dated as of September 8, 2000, by and between the Seller and Deutsche Bank Securities Inc., as the Representative of the Underwriters (the "Underwriting Agreement");

8.	the ISDA Master Agreement and Schedule thereto and the Confirmation, each dated as of September 15, 2000, by and between Key Bank USA and the Trust (the "Cap Agreement");

9.	the ISDA Master Agreement and Schedule thereto and the Confirmation, each dated as of September 15, 2000, by and between Key Bank USA and the Trust (the "Swap Agreement");

10.	the Key Bank USA, National Association Registration Statement dated August 17, 1999 (Registration No. 333-80109), as amended (such registration statement as so amended being referred to herein as the “Registration Statement”), and the final base prospectus and prospectus supplement dated September 8, 2000 (together, the “Prospectus”) relating to the Notes; and

11.	UCC-1 financing statements as listed on Exhibit A attached hereto.

          The documents described in numbers 1 through 9 above are collectively referred to herein as the “Agreements.” The documents described in number 11 above and listed on Exhibit A are collectively referred to herein as the “Financing Statements.” This opinion is being delivered pursuant to Section 6(f) of the Underwriting Agreement. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement.

          Pursuant to the Sale and Servicing Agreement, the Seller is selling to the Trust (or, in the case of the Financed Student Loans, to the Eligible Lender Trustee on behalf of the Trust), without recourse, for the benefit of the Noteholders, all of its rights, title and interest in (i) the Financed Student Loans (other than the Additional Student Loans) and all obligations of the Obligors thereunder, including all monies paid thereunder, and all written communications received by the Seller with respect thereto (including borrower correspondence, notices of death, disability or bankruptcy and requests for deferrals or forbearances), on or after the Cutoff Date, or any Subsequent Cutoff Date, as the case may be; (ii) the Assigned Agreements insofar as they relate to the Financed Student Loans but not with respect to any other loans covered thereby (the “Assigned Rights”); (iii) all funds on deposit from time to time in the Trust Accounts (including all income thereon); and (iv) the proceeds of any and all of the foregoing (the “Collateral”). Under the terms of the Indenture, the Trust (and, with respect to the Financed Student Loans, the Eligible Lender Trustee) will pledge to the Indenture Trustee for the benefit of the Noteholders all of its right, title and interests in (i) the Financed Student Loans, and all obligations of the Obligors thereunder, including all monies paid thereunder on or after the Cutoff Date (or, in the case of Additional Student Loans, on or after the related Subsequent Cutoff Date); (ii) the Sale and Servicing Agreement, including the right of the Trust to cause the Seller to repurchase or a Subservicer to purchase, Financed Student Loans from the Trust under circumstances described therein and including the Assigned Rights; (iii) each Guarantee Agreement, including the right of the Issuer to cause the related Guarantor to make Guaranty Payments in respect of the Financed Student Loans ; (iv) all funds on deposit from time to time in the Trust Accounts; and (v) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds from any of the foregoing.

          Concurrently with the sale of the Financed Student Loans to the Eligible Lender Trustee (on behalf of the Trust) and the pledge of the Financed Student Loans to the Indenture Trustee, the Indenture Trustee will deliver the Notes to the Trust. The Notes are being sold in a public offering in accordance with the terms of the Underwriting Agreement.

          In rendering the opinions expressed below, we have examined and relied on each of the documents listed above, as well as originals, or copies certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and such other persons, instruments, laws, statutes, ordinances, regulations and other matters and we have made investigations of law, as we have deemed appropriate as a basis for the opinions expressed below, including, but not limited to, Form UCC-11 searches purporting to show all financing statements filed against the Seller in the jurisdictions specified in Schedule 1 hereto and the Eligible Lender Trustee and the Trust in the jurisdictions specified in Schedule 2 hereto as listed below (collectively, the “Lien Searches”):

1.	letters from Intercounty Clearance Corporation dated September 21, 2000, as to its searches of the records of the Secretary of State of Ohio for financing statements filed against Seller, through May 11, 2000, and against the Trust or the Eligible Lender Trustee, through May 26, 2000, under the Ohio UCC and copies of all such financing statements;

2.	certificates of the Recorder of Cuyahoga County, Ohio dated September 20, 2000, as to its searches of its records through September 14, 2000 for financing statements filed against Seller, the Trust or the Eligible Lender Trustee, under the Ohio UCC and copies of all such financing statements;

3.	letter from the Docket Department of Thompson Hine & Flory LLP dated September 15, 2000, as to filings and notices of state government tax liens, attachment liens and judgment liens with respect to Seller, the Trust or the Eligible Lender Trustee, on file in the Cuyahoga County, Ohio Common Pleas Court;

4.	letter from the Docket Department of Thompson Hine & Flory LLP dated September 8, 2000, as to filings and notices of Federal government tax liens with respect to the Seller, the Trust or the Eligible Lender Trustee, on file in the Recorder’s Office of Cuyahoga County, Ohio;

5.	letters from Intercounty Clearance Corporation dated September __, 2000, as to its searches of the records of the Secretary of the Commonwealth of Pennsylvania through September __, 2000 for financing statements filed against Seller, the Trust or the Eligible Lender Trustee, under the Pennsylvania UCC and copies of all such financing statements;

6.	letters from Intercounty Clearance Corporation dated __________, 2000, as to its searches of the records of the Prothonotary of Dauphin County, Pennsylvania through __________, 2000 for financing statements filed against Seller, the Trust or the Eligible Lender Trustee, under the Pennsylvania UCC and copies of all such financing statements;

7.	letters from Intercounty Clearance Corporation dated September __, 2000, as to its searches of the records of the Secretary of State of Wisconsin through ____ , 2000 for financing statements filed against Seller, the Trust or the Eligible Lender Trustee, under the Wisconsin UCC and copies of all such financing statements;

8.	letters from Intercounty Clearance Corporation dated September __, 2000, as to its searches of the records of the Register of Dane County, Wisconsin through September , 2000 for financing statements filed against Seller, the Trust or the Eligible Lender Trustee, under the Wisconsin UCC and copies of all such financing statements;

9.	letters from Intercounty Clearance Corporation dated September __, 2000, as to its searches of the records of the Secretary of State of Delaware for financing statements filed against the Trust, through September __, 2000, or against the Eligible Lender Trustee, through September __, 2000, under the Delaware UCC and copies of all such financing statements;

10.	letters from Intercounty Clearance Corporation dated __________, 2000, as to its searches of the records of the Secretary of State of Illinois through __________, 2000 for financing statements filed against the Trust or the Eligible Lender Trustee, under the Illinois UCC and copies of all such financing statements; and

11.	letters from Intercounty Clearance Corporation dated September __, 2000, as to its searches of the records of the Recorder of Cook County, Illinois through May 26, 2000 for financing statements filed against the Trust or the Eligible Lender Trustee, under the Illinois UCC and copies of all such financing statements.

          In rendering the opinions expressed below, we have relied, without independent investigation, upon the Lien Searches. We have assumed that all such filings and notices with respect to the Seller have been properly filed and indexed in the appropriate filing offices and that the Lien Searches accurately and completely reflect all such filings and notices. Based upon certificates of the Seller to the following effect, we have assumed that no such filing or notice relating to the Seller has been made since the latest date specified in the relevant Lien Searches.

          We have not examined the Financed Student Loans and we have assumed the conformity of the Financed Student Loans to the requirements of the Agreements. The opinions expressed herein do not relate to or purport to cover the accuracy of the descriptions of the Financed Student Loans in the Basic Documents or in the financing statements filed in the offices described on Schedules 1 and 2 hereto. We have further assumed that each of the Financed Student Loans is in a form required by the Higher Education Act and is an instrument (except as to master promissory notes which we have assumed to be general intangibles) which by its terms does not preclude the grant of a security interest under the Agreements. We have assumed that the promissory notes evidencing the Financed Student Loans (the “Financed Student Loan Notes”) are held and possessed by PHEAA and Great Lakes, as applicable, pursuant to each of the PHEAA Subservicing Agreement and the Great Lakes Subservicing Agreement, respectively. We have further assumed that none of the Eligible Lender Trustee, the Indenture Trustee, PHEAA or Great Lakes has received any other notice of bailment pursuant to Section 9-305 of the Uniform Commercial Code with respect to the Financed Student Loan Notes, except as contemplated by the Sale and Servicing Agreement, the PHEAA Subservicing Agreement and the Great Lakes Subservicing Agreement.

          In our examination in connection with this opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the originals of all documents submitted to us as copies. In making our examination of the documents executed by the parties thereto, we have assumed that such parties had the power, corporate or otherwise, to enter into and perform all of their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and the due execution and delivery by such parties of such documents and the validity and binding effect thereof. We have further assumed that there is not and will not be any other agreement that modifies or supplements the agreements expressed in the Agreements. We have assumed there are no prohibitions in any of the Agreements or the Basic Documents to which the Trust or the Eligible Lender Trustee is a party that restrict the ability of either such entity to assign or pledge interests in the Collateral and the Indenture Trustee under the Indenture.

          In rendering these opinions, we have also assumed the following matters and have considered and relied without independent investigation upon the representations and covenants made by the Seller in the Agreements or in certain officers’ certificates, as of the time of the respective transfers of the Financed Student Loans by the Seller to the Eligible Lender Trustee (on behalf of the Trust), and the subsequent pledge by the Eligible Lender Trustee (on behalf of the Trust) of the Financed Student Loans to the Indenture Trustee, unless otherwise specified:

A.	At no time relevant to our opinion were any of the Financed Student Loans subject to (1) any lien of any government or any agency or instrumentality thereof, including, without limitation, any Federal, state or local tax lien (including, without limitation, liens under Section 6323(c)(2) and (d) of the Internal Revenue Code of 1986, as amended), (2) any lien arising under the Employment Retirement Income Security Act of 1974, as amended, or (3) any lien arising by operation of law (including, without limitation, any attachment or execution lien) or other lien which does not require the filing of a financing statement or other appropriate notice to take priority over other security interests.

B.	The chief executive office of the Seller is located at Key Tower, 127 Public Square, Cleveland, Cuyahoga County, Ohio.

C.	The chief executive office of the Trust is located at the chief executive office of the Eligible Lender Trustee, 1 Bank One Plaza, Chicago, Illinois 60670.

D.	The chief executive office of the Eligible Lender Trustee is located at 1 Bank One Plaza, Chicago, Illinois 60670.

E.	None of the Seller, Trust or Eligible Lender Trustee has changed its name, identity or corporate structure, or the location of its chief executive office within the past four months.

F.	There has been delivered to the Eligible Lender Trustee from the Seller a Schedule of Financed Student Loans in accordance with the terms of the Sale and Servicing Agreement.

G.	The Financing Statements contain the correct name of the applicable secured party and the current address of the secured party from which information concerning the security interests may be obtained.

H.	The Financing Statements will be filed with the appropriate filing offices as listed on Exhibit A. We have further assumed that no other financing statements relating to the Financed Student Loans will be filed in the filing offices between the date hereof and the actual date the Financing Statements are filed.

I.	Value has been given (1) by the Eligible Lender Trustee (on behalf of the Trust) to the Seller in connection with the transfer of the Financed Student Loans by the Seller to the Trust and (2) by the Indenture Trustee to the Eligible Lender Trustee (on behalf of the Trust) in connection with the grant of the liens and security interests by the Trust in favor of the Indenture Trustee.

J.	At all times material to our opinion, all factual statements contained in the officers’ certificates delivered to us by the Seller, the Indenture Trustee or the Eligible Lender Trustee (as described below) were accurate and correct.

          The Seller has delivered a certificate stating that, with respect to all Financed Student Loans transferred to the Trust, it had good and marketable title to the Financed Student Loans, free and clear of all liens at the time of transfer and confirming the matters set forth in paragraphs B, E, and F above, such certificate attached hereto as Exhibit B. The Eligible Lender Trustee has delivered a certificate stating that it does not have knowledge of any lien affecting the Financed Student Loans or the proceeds thereof except as reflected in the Sale and Servicing Agreement and in favor of the Indenture Trustee as set forth in the Indenture and confirming the matter set forth in paragraph D above, such certificate attached hereto as Exhibit C. The Indenture Trustee has delivered a certificate stating that it does not have knowledge of any lien affecting the Financed Student Loans or the proceeds thereof except as reflected in the Sale and Servicing Agreement and the Indenture, such certificate attached hereto as Exhibit D.

          In addition, we have been advised that any Financed Student Loan Notes held or possessed by PHEAA (which will be held or possessed at PHEAA’s office located in the Commonwealth of Pennsylvania) or Great Lakes (which will be held or possessed at Great Lakes’ office located in the State of Wisconsin) will not be held or possessed within the State of Ohio. With your consent we are assuming for the purposes of this opinion that the laws of Delaware, Pennsylvania and Wisconsin regarding perfection of security interests in the Collateral are the same as those of the State of Ohio. We have, however, reviewed the most recent compilations available to us of the laws of the States of Delaware and Wisconsin and the Commonwealth of Pennsylvania and based on such review have concluded that UCC Section 9-304 as adopted in Ohio (Section 1309.23 of the Ohio Revised Code) is substantially similar to UCC Section 9-304 as adopted in the State of Delaware (6 Del. C. Section 9-304 (1998)), the State of Wisconsin (Wis. Stat. Section 409.304 (1998)) and the Commonwealth of Pennsylvania (13 Pa. Cons. Stat. Section 9304 (1998)).

          We are admitted to the Bar of the State of Ohio (and, with respect to certain lawyers in our firm, the Bar of the State of New York) and we express no opinion herein as to the laws of any jurisdiction other than the laws of the United States of America and the laws of the State of Ohio, and as to the opinions expressed in paragraphs (3), (7), (8), (9), (10) and (11), the laws of the State of New York.

           For purposes of this opinion, the "Ohio UCC" means the Uniform Commercial Code as in effect in the State of Ohio.

          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(1) If the transfer by the Seller of the Financed Student Loans, including all moneys paid by the Obligors thereunder, pursuant to the terms of the Sale and Servicing Agreement is characterized as a sale for purposes of applicable state commercial law, such transfer has been effected by delivery of the written assignment in the form of Exhibit E to the Sale and Servicing Agreement. If the transfer is so characterized, the Eligible Lender Trustee on behalf of the Trust has acquired all right, title and interest of the Seller in the Financed Student Loans, including all moneys paid by the Obligors thereunder, free and clear of any Liens, other than any Liens the priority of which is determined under applicable law without regard to the filing of record of a financing statement in the offices listed on Schedule 1 hereto or Liens the priority of which does require such a filing, but, upon such filing, may relate back to a date prior to the date on which the Eligible Lender Trustee on behalf of the Trust acquired the Financed Student Loans.

(2) If the transfer by the Seller of the Financed Student Loans, including all moneys paid by the Obligors thereunder, pursuant to the terms of the Sale and Servicing Agreement is not characterized as a sale for purposes of applicable state commercial law, the Sale and Servicing Agreement creates a valid security interest in favor of the Eligible Lender Trustee on behalf of the Trust in the Financed Student Loans, including all moneys paid by the Obligors thereunder, that has been duly perfected by (a) the filing of financing statements executed by the Seller in the offices indicated in Schedule 1 hereto and (b) the execution and delivery by PHEAA and Great Lakes of each of the PHEAA Subservicing Agreement and the Great Lakes Subservicing Agreement, respectively, and the taking of possession of the Financed Student Loan Notes by PHEAA and Great Lakes. If the transfer is so characterized, the filing of such financing statements, the execution and delivery by PHEAA and Great Lakes of each of the PHEAA Subservicing Agreement and the Great Lakes Subservicing Agreement, respectively, and the taking of possession of the Financed Student Loan Notes by PHEAA and Great Lakes, respectively, have perfected a security interest in such Financed Student Loans, including all moneys paid by the Obligors thereunder and proceeds thereof which is prior to any other security interest which must be perfected under Chapters 1301 through 1310 of the Ohio UCC by filing appropriate financing statements or taking possession of the collateral. No filings or other actions, other than the filing of appropriate UCC continuation statements and the continued possession of the Financed Student Loan Notes by the applicable Subservicer pursuant to the Sale and Servicing Agreement, are necessary to maintain the perfection and priority of such security interest. We call your attention to the fact that, with respect to Financed Student Loans for which a security interest cannot be perfected by filing, unless continuous possession of the Financed Student Loan Notes is retained by the applicable Subservicer, perfection of the security interest in the Financed Student Loans will be terminated.

(3) The Indenture creates a valid security interest in the interest of the Eligible Lender Trustee on behalf of the Trust in the Financed Student Loans, including all moneys paid by the Obligors thereunder on or after the Cutoff Date, or any Subsequent Cutoff Date, as the case may be, in favor of the Indenture Trustee, as trustee for the benefit of the Noteholders, that has been duly perfected by (a) the filing of financing statements executed by the Eligible Lender Trustee in the offices indicated in Schedule 2 hereto and (b) the execution and delivery by PHEAA and Great Lakes of each of the PHEAA Subservicing Agreement and the Great Lakes Subservicing Agreement, respectively, and the taking of possession of the Financed Student Loan Notes by PHEAA and Great Lakes. The filing of such financing statements and the execution and delivery by PHEAA and Great Lakes of each of the PHEAA Subservicing Agreement and the Great Lakes Subservicing Agreement, respectively, and the taking of possession of the Financed Student Loan Notes by PHEAA and Great Lakes, respectively, have perfected a security interest in the interest of the Eligible Lender Trustee on behalf of the Trust in the Financed Student Loans, including all moneys paid by the Obligors thereunder and proceeds thereof which is prior to any other security interest which must be perfected under Chapters 1301 through 1310 of the Ohio UCC by filing appropriate financing statements or taking possession of the collateral. No filings or other actions, other than the filing of appropriate UCC continuation statements and the continued possession of the Financed Student Loan Notes by the applicable Subservicer on behalf of the Indenture Trustee pursuant to the Sale and Servicing Agreement, are necessary to maintain the perfection and priority of such security interest. We call your attention to the fact that, with respect to Financed Student Loans for which a security interest cannot be perfected by filing, unless continuous possession of the Financed Student Loan Notes is retained by the applicable Subservicer on behalf of the Indenture Trustee, perfection of the security interest in the Financed Student Loans will be terminated.

(4) Neither the Trust nor the Seller is, and neither will as a result of the offer and sale of the Notes and Certificate as contemplated in the Prospectus and the Underwriting Agreement become an “investment company” as defined in the Investment Company Act of 1940 (“Investment Company Act”) or a company “controlled by” an “investment company” within the meaning of the Investment Company Act.

(5) The Trust Agreement need not be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to register under the Investment Company Act.

(6) The Indenture need not be qualified under the Trust Indenture Act of 1939, as amended.

(7) The Trust has duly authorized the execution and delivery of the Indenture, the Notes, the Guarantee Agreements, the Sale and Servicing Agreement, the Administration Agreement, the Cap Agreement, the Swap Agreement and the Insurance Agreement, and, when duly executed and delivered by the Eligible Lender Trustee and the other parties thereto, such documents will be valid and binding obligations of the Trust, enforceable against the Trust in accordance with their respective terms, subject, as to the enforceability thereof, to bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally and by the application of general principles of equity.

(8) Neither the transfer of the Financed Student Loans by the Seller to the Eligible Lender Trustee on behalf of the Trust, nor the assignment by the Seller of the Trust Estate to the Trust, nor the grant by the Trust of the security interest in the Collateral to the Indenture Trustee, nor the execution and delivery of the Indenture, the Notes, the Guarantee Agreements, the Cap Agreement, the Swap Agreement and the Insurance Agreement by the Eligible Lender Trustee on behalf of the Trust, nor the consummation of the transactions contemplated by the Indenture, the Notes, the Guarantee Agreements, the Cap Agreement, the Swap Agreement and the Insurance Agreement will (i) violate the Trust Agreement or the Certificate of Trust, (ii) to our knowledge, breach, or result in a default under or acceleration of, any existing obligation of the Trust in any indenture, agreement, or instrument, which breach or default would reasonably be expected to have a material adverse effect on the condition of the Trust, financial or otherwise, or adversely effect the transactions contemplated by the Agreements, (iii) to our knowledge, violate or contravene the terms of any judicial or administrative orders, writs, judgements, and decrees that name the Trust, are specifically directed to the Trust or its property, and are issued by a court of competent jurisdiction or (iv) violate or contravene the terms of applicable provisions of statutory law or regulation.

(9) There are no actions, proceedings or investigations pending against the Trust, or to our knowledge, threatened against the Trust before any court, administrative agency, or tribunal (i) asserting the invalidity of the Trust or any of the Agreements, (ii) seeking to prevent the consummation of the transaction contemplated by the Agreements or the execution and delivery thereof, or (iii) that could reasonably be expected to materially and adversely affect the enforceability of the Agreements against the Trust or the ability of the Trust to perform its obligations thereunder.

(10) The Seller has duly executed and delivered the Sale and Servicing Agreement, the Trust Agreement, the Administration Agreement, the Underwriting Agreement, the Cap Agreement, the Insurance Agreement and the Swap Agreement, and, when duly executed and delivered by the other parties thereto, such documents will be valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, subject, as to the enforceability thereof, to bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally and by the application of general principles of equity.

(11) The Master Servicer has duly executed and delivered the PHEAA Subservicing Agreement, the Great Lakes Subservicing Agreement, Sale and Servicing Agreement and the Insurance Agreement, and, when duly executed and delivered by the other parties thereto, such documents will be valid and binding obligations of the Master Servicer, enforceable against the Master Servicer in accordance with their respective terms, subject, as to the enforceability thereof, to bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally and by the application of general principles of equity.

(12) The Registration Statement as filed with the Securities and Exchange Commission is effective and, to our knowledge, no stop order has been issued with respect thereto.

          Our opinions with respect to the creation and perfection of the security interests in the Collateral are subject to the following exceptions:

          (a)    the opinions expressed in paragraphs (2) and (3) with respect to proceeds is subject to (i) the effect of limitations under Section 9-306 of the UCC on the priority and perfection of a security interest in proceeds, (ii) the rights of a person in possession of proceeds consisting of money or instruments (as defined in Section 9-105(l)(I) of the UCC) and (iii) the rights of a purchaser of negotiable instruments or chattel paper (as defined in Section 9-105(l)(I) of the UCC) to the extent provided in Section 9-308 and 9-309 of the UCC;

          (b)     in the case of property which becomes collateral after the date the Sale and Servicing Agreement and the Indenture are duly executed, delivered and accepted, Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;

          (c)     in the case of any Collateral, the Trust’s, the Eligible Lender Trustee’s or the Indenture Trustee’s respective security interests will terminate upon a disposition of such Collateral authorized by the Trust, the Eligible Lender Trustee or the Indenture Trustee, as applicable;

          (d)     with respect to portions of the Collateral with respect to which security interests are perfected by filing, we express no opinion as to the perfection or priority of any security interest in favor of the Trust, the Eligible Lender Trustee or the Indenture Trustee in any property acquired by any debtor more than four months after such debtor changes its name, identity or corporate structure so as to make the then filed Financing Statements seriously misleading, unless appropriate new financing statements or amendments are filed before the expiration is such four month period; and

          (e)    with respect to portions of the Collateral with respect to which security interests are perfected are perfected by filing, we call your attention to the fact that perfection of the security interest in the Financed Student Loans, including all moneys paid by the Obligors thereunder, and in the other Collateral will be terminated if the Seller or the Trust, as applicable, hereafter changes its name, identity or corporate structure so that the financing statements filed in the offices indicated in Schedule 1 or Schedule 2 hereto become seriously misleading, unless appropriate financing statements reflecting such change in name, identity or corporate are filed in the appropriate offices within four months of such change.

          Our opinions with respect to the security interests of the Trust, the Eligible Lender Trustee and the Indenture Trustee in the Collateral are subject to the following qualifications:

          (i)    we express no opinion with respect to the priority of the respective security interests of the Trust, the Eligible Lender Trustee and the Indenture Trustee in the Collateral against (a) a lien creditor who attached or levied on the Collateral prior to the perfection of the security interest of the Trust, the Eligible Lender Trustee or the Indenture Trustee, (b) with respect to perfection of a security interest by filing, a security interest in Collateral perfected under the laws of another jurisdiction to the extent the Collateral was located in such jurisdiction within four months prior to the date of the perfection of the security interest of the Trust, the Eligible Lender Trustee or the Indenture Trustee, as applicable, (c) a lien or claim in Collateral arising by operation of law that does not require filing or possession in order to take priority over a prior perfected security interest, (d) a lien, claim or encumbrance in favor of the United States of America or any State, or any agency or instrumentality of either of them, or any other governmental entity (including without limitation federal tax liens, liens arising under the Employee Retirement Income Security Act of 1974, as amended, or claims given priority pursuant to 31 U.S.C. ‘ 3713), or (e) a security interest in Collateral perfected without possession pursuant to Section 1309.23(D) or (E) of the Ohio UCC (UCC Sections 9-304(4) or (5)); and

          (ii)    this opinion is limited to the matters set forth herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

          A copy of this opinion may be delivered to Moody’s Investors Service, Inc., Fitch, Inc., Standard & Poor’s Rating Group, Bank One, National Association, as Eligible Lender Trustee, Bank One Delaware, Inc., as Delaware Co-Trustee, Bankers Trust Company, as Indenture Trustee and MBIA Insurance Corporation, as Securities Insurer, each of which may rely upon this opinion as if it were addressed to them. This opinion is solely for the benefit of the addressees hereof and the persons named in the immediately preceding sentence and is not to be quoted or referred to in any manner without our prior written consent.

Respectfully submitted,

SCHEDULE 1

1.      Recorder's Office of County of Cuyahoga, Ohio

2.      Secretary of State of Ohio

SCHEDULE 2

1.      Recorder’s Office of Cook County, Illinois

2.      Secretary of State of Illinois

3.      Secretary of State of Delaware

4.      Prothonotary of Dauphin County, Pennsylvania

5.      Secretary of the Commonwealth of Pennsylvania

6.       Recorder's Office of Dane County, Wisconsin

7.       Secretary of State of Wisconsin

8.       Recorder's Office of County of Cuyahoga, Ohio

9.       Secretary of State of Ohio

EXHIBIT A

KEYCORP STUDENT LOAN TRUST 2000-B

UCC Financing Statements	File No. & Date

UCC-1 (Debtor: Key Bank USA) - Ohio Secretary of State

UCC-1 (Debtor: Key Bank USA) - Cuyahoga County, Ohio Recorder's Office

UCC-1 (Debtor: Key Bank USA) - Secretary of the Commonwealth of Pennsylvania

UCC-1 (Debtor: Key Bank USA) - Prothonotary of Dauphin County, Pennsylvania

UCC-1 (Debtor: Key Bank USA) - Wisconsin Secretary of State

UCC-1 (Debtor: Key Bank USA) - Dane County, Wisconsin Recorder's Office

UCC-1 (Debtor: Trust) - Delaware Secretary of State

UCC-1 (Debtor: Trust) - Illinois Secretary of State

UCC-1 (Debtor: Trust) - Cook County, Illinois Recorder's Office

(Debtor: Trust) - Ohio Secretary of State

UCC-1 (Debtor: Trust) - Cuyahoga County, Ohio Recorder's Office

UCC-1 (Debtor: Trust) - Secretary of the Commonwealth of Pennsylvania

(Debtor: Trust) - Prothonotary of Dauphin County, Pennsylvania

UCC-1 (Debtor: Trust) - Wisconsin Secretary of State

UCC-1 (Debtor: Trust) - Dane County, Wisconsin Recorder's Office

UCC-1 (Debtor: Eligible Lender Trustee) - Delaware Secretary of State

UCC-1 (Debtor: Eligible Lender Trustee) - Illinois Secretary of State

UCC-1 (Debtor: Eligible Lender Trustee) - Cook County, Illinois Recorder's Office

UCC-1 (Debtor: Eligible Lender Trustee) - Ohio Secretary of State

UCC-1 (Debtor: Eligible Lender Trustee) - Cuyahoga County, Ohio Recorder's Office

UCC-1 (Debtor: Eligible Lender Trustee) - Secretary of the Commonwealth of
Pennsylvania

UCC-1 (Debtor: Eligible Lender Trustee) - Prothonotary of Dauphin County,
Pennsylvania

UCC-1 (Debtor: Eligible Lender Trustee) - Wisconsin Secretary of State

UCC-1 (Debtor: Eligible Lender Trustee) - Dane County, Wisconsin Recorder's Office	Submitted

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